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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported ) January 10, 2008
Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31617	33-059-5156

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6611 Dumbarton Circle Fremont, CA	94555

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (510) 505-2100
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On January 10, 2008, Vermillion, Inc. (“Vermillion” or the “Company”) provided an outlook highlighting the significant transformative accomplishments it expects in 2008, including an update regarding the Company’s Peripheral Arterial Disease (PAD) Diagnostic Program and Ovarian Cancer Diagnostics Program.
Peripheral Arterial Disease (PAD) Diagnostic Program
In collaboration with Stanford University, Vermillion has developed a panel of novel biomarkers to determine the risk of PAD through a simple blood test. The Company’s partner Quest Diagnostics is preparing to launch in the first quarter of 2008 a laboratory developed test based on Vermillion’s PAD proteomic biomarkers.
In late 2007, the company completed a 540-patient clinical study evaluating the ability of its multimarker panel to stratify individuals into high and low risk groups for PAD. These results have been accepted for publication in a peer-reviewed clinical journal and are expected to be published in the first half of this year. The company also plans to present these data at scientific meetings this year.
In addition, Vermillion is establishing a clinical advisory board to guide and provide advice on a clinical trial to support registration of the PAD test with the U.S. Food and Drug Administration (FDA).
Ovarian Cancer Diagnostics Programs
The Company is working with its investigators and an outside clinical research organization to collect, compile and analyze the data from each of the 27 sites in its U.S. ovarian tumor triage test clinical trial. The Company expects to report top-line data from this trial later this quarter. Vermillion is optimistic that it remains on track for a regulatory submission to the U.S. Food and Drug Administration in the first half of 2008.
The ovarian tumor triage test is designed to assist physicians in distinguishing between benign and malignant pelvic masses.
The Company’s press release, dated January 10, 2008, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This news release contains forward-looking statements that involve significant risks and uncertainties, including statements regarding Vermillion’s plans, objectives, expectations and intentions. These forward-looking statements are based on Vermillion’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Vermillion notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that could cause actual results to materially differ include but are not limited to: (1) uncertainty in obtaining intellectual property protection for inventions made by Vermillion; (2) unproven ability of Vermillion to discover, develop, and commercialize diagnostic products based on findings from its disease association studies; (3) unproven ability of Vermillion to discover or identify new protein biomarkers and use such information to develop ovarian cancer diagnostic products; (4) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its diagnostic products; (5) uncertainty of market acceptance of its products, including the risk that its products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for its products from third party payors such as private insurance companies and government insurance plans; and (6) other factors that might be described from time to time in Vermillion’s filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Vermillion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Vermillion’s expectations or any change in events, conditions or circumstances on which any such statement is based, unless required by law.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Diagnostics Products Update Press Release dated January 10, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERMILLION, INC.

By:	/s/ Qun Zhou

	Name:	Qun Zhou
	Title:	Interim Chief Financial Officer
Date: January 11, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Diagnostics Products Update Press Release dated January 10, 2008